EXHIBIT 4.10

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS ADJUSTMENT WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                           OPTIONAL ADJUSTMENT WARRANT

No. [___]

               To Receive Shares of $.03 Par Value Common Stock of

                               PHARMOS CORPORATION

     THIS  CERTIFIES  that,  for  value   received,   [NAME  OF  INVESTOR]  (the
"Investor") is entitled, upon the terms, at the times and subject to the conditions hereinafter set forth, prior to 5:00 p.m. New York City Time on February 28, 2002 (the "Termination Date"), but not thereafter, to subscribe for and purchase from time to time ( but not more than twice) from PHARMOS CORPORATION, a Nevada corporation (the "Company"), a number of shares of Common Stock of the Company determined in accordance with Section 3 hereof (the "Adjustment Shares"). The "Exercise Price" is $.03. The Exercise Price and the number of shares for which the Adjustment Warrant is exercisable shall be subject to adjustment as provided herein. This Adjustment Warrant is being issued in connection with the Common Stock Investment Agreement dated as of September 1, 2000 (the "Agreement") entered into between the Company and the Investor. Any capitalized terms used but not defined in this Adjustment Warrant shall have the meaning specified in the Agreement.

1. Title of Adjustment Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Adjustment Warrant and all rights hereunder are transferable, in whole or in respect of the right to receive any part of the Adjustment Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Adjustment Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise from time to time of rights represented by this Adjustment Warrant will, upon exercise of the rights represented by this Adjustment Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.   Exercise of Adjustment Warrant for Adjustment Shares.

(a)  Definitions

     "Adjustment Number" means [____] [$1 MILLION / SHARE PURCHASE PRICE] in each of the two (2) Adjustment Periods. [COMPANY WILL SUPPLY INFORMATION AND ALLOW SUBSTITUTION OF PAGE WHEN # IS KNOWN]

     Subject to Section 3(h), "Adjustment Period" means, as applicable, (i) the period starting five (5) Trading Days after the later of (A) Effective Registration and (B) the applicable Notice Date (as defined in the Call Warrant) and ending on and including the 15th consecutive Trading Day thereafter, and (ii) the next succeeding 15 consecutive Trading Day period. No Adjustment Period may commence until the preceding Adjustment Period is completed in accordance with this Adjustment Warrant.

     "Adjusted Share Purchase Price" means 110% of the Share Purchase Price. The Adjusted Share Purchase Price shall be appropriately adjusted to reflect stock splits, stock dividends, recapitalizations, etc.

     "Effective Registration" shall have the meaning specified in the Agreement.

     "Set Price" means, for a particular Adjustment Period, the average of the closing bid prices for a share of Common Stock for each of the 15 Trading Days in such Adjustment Period.

(b) Company Election of Cash or Stock. Subject to the other provisions of this Adjustment Warrant, the Company shall elect, by delivering written notice received by the Investor at least three (3) Trading Days prior to the start of a particular Adjustment Period, to satisfy, after exercise by the holder pursuant to Section 3(e) below, its adjustment obligations (if any) for such Adjustment Period either wholly in cash or wholly in Adjustment Shares, but not in a combination of the two. The number of Adjustment Shares deliverable by the Company to the Investor will be calculated in accordance with Section 3(c) and the amount of cash deliverable by the Company to the Investor will be calculated in accordance with Section 3(d). If the Company fails to make any election for a particular Adjustment Period, the default method of payment by the Company to the Investor will be cash. No payments will be due pursuant to Sections 3(c) or 3(d) unless the Set Price is less than the Adjusted Share Purchase Price for such Adjustment Period.

(c) Adjustment Share Calculations. Subject to Sections 3(f) and (g), if the Company elects under Section 3(b) to pay in Adjustment Shares, the number of Adjustment Shares (if any) issuable in respect of a particular Adjustment Period shall be calculated immediately following the close of the Principal Market on the final Trading Day of such Adjustment Period, using the following formula:

     # of Adjustment Shares = Adjustment Number   x   (Adjusted Share Purchase Price - Set Price)
                                                      -------------------------------------------
                                                                        Set Price

     In addition to the number of Adjustment Shares resulting from the formula above, if the Investor exercises other than in a cashless exercise the Company shall also deliver a number of additional shares of Common Stock equal to: (# of Adjustment Shares due per above formula x $.03) / Fair Market Value (as defined below).

(d) Cash Calculations. If the Company elects under Section 3(b) to pay cash, the amount of cash (if any) payable in respect of a particular Adjustment Period shall be calculated immediately following the close of the Principal Market on the final Trading Day of such Adjustment Period, using the following formula:

  cash amount = Adjustment Number x (Adjusted Share Purchase Price - Set Price)

     In addition to the cash amount resulting from the formula above, if the Investor exercises other than in a cashless exercise the Company shall also pay cash to the Investor equal to the Adjustment Number x $.03.

(e) Exercise of Adjustment Warrant. Exercise of the rights represented by this Adjustment Warrant may be made at any time or times, in whole or in part, after the termination of the applicable Adjustment Period and prior to 5:00 p.m. New York City time on the Termination Date by delivery by fax on any business day of a "Notice of Exercise" in the form annexed hereto duly completed and executed, with hardcopy of the Notice of Exercise and this Adjustment Warrant to follow within one business day at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); whereupon the holder of this Adjustment Warrant shall be entitled to receive a certificate for the number of Adjustment Shares or the amount of cash, as applicable, for which this Adjustment Warrant has been so exercised. The Investor may exercise at its option either by paying the Exercise Price in cash or by making a cashless exercise as provided in the next paragraph. Certificates for Adjustment Shares or cash, as applicable, shall be delivered to the holder hereof within three (3) Trading Days after the date of the Notice of Exercise (each such event being a "Fill-up Closing").

     The holder may exercise this Adjustment Warrant, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Adjustment Warrant, together with a Notice of Exercise specifying the number of Adjustment Shares to be delivered to such holder ("Deliverable

     Shares") and the number of Adjustment Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Deliverable Shares ("Surrendered Shares").

     The number of Deliverable Shares shall be calculated as follows:

     # of Deliverable Shares = # of Surrendered Shares x  Fair Market Value of Common Stock less Exercise Price
                                                          -----------------------------------------------------
                                                          Fair Market Value of Common Stock

     If the holder elects to make a cashless exercise when the Company has elected pursuant to Section 3(b) to satisfy its obligations hereunder in cash, the holder shall not be required to deliver the Exercise Price.

(f)  Effective Registration During Stock Adjustment Period.

          (i) If at any time during an Adjustment Period for which the Company has elected to issue Adjustment Shares there shall be a lack of Effective Registration, or the Company has failed to deliver Adjustment Shares or cash in lieu thereof for any previous Adjustment Period in accordance with this Adjustment Warrant, the Investor may at its option either (x) waive the lack of Effective Registration or non-delivery of Adjustment Shares or cash, in which case the Adjustment Period will continue uninterrupted with respect to the Investor in accordance with the other provisions of this
     Section 3, or (y) by written notice to the Company (delivered no later than 24 hours after actually receiving written notification from the Company of such lack of Effective Registration) elect to suspend such Adjustment Period with respect to itself (a "Suspension Notice").

          (ii) If the Investor elects pursuant to subsection (i) above to suspend a particular Adjustment Period and Effective Registration is subsequently re-established or such Adjustment Shares delivered or cash paid, either before or after the scheduled end of such Adjustment Period, then the Investor may, at its option, elect either (x) to treat such Adjustment Period as tolled for the duration (however long) of the lack of Effective Registration, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the next day of that tolled Adjustment Period, or (y) to treat such Adjustment Period as having never commenced, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the first day of the Adjustment Period interrupted by the lack of Effective Registration. The Investor shall have two (2) Trading Days after receiving written notice from the Company of the re-establishment of Effective Registration to make such election.

          (iii) Nothing in this Section 3(f) shall limit the Investor's right to be eligible to receive Adjustment Shares or immediately available funds in respect of two (2) separate Adjustment Periods. There cannot be more than one Adjustment Period at one time.

(g) Effective Registration as of Fill-up Closing. If the Company has elected to settle in Adjustment Shares and there is not Effective Registration on the date of the Fill-up Closing, then the Investor shall have the option but not the obligation to receive from the Company, in lieu of the Adjustment Shares otherwise deliverable, an amount in immediately available funds equal to the product of (i) the highest closing bid price of the Common Stock on the Principal Market (as defined below) from the final Trading Day of the applicable Adjustment Period through and including the Trading Day immediately prior to the date of the Fill-up Closing, and (ii) the number of Adjustment Shares the Company otherwise would be obligated to deliver to the Investor at such Fill-up Closing.

(h) Delay of Adjustment Periods. By delivering a written notice to the Company prior to the commencement of the first Adjustment Period, the Investor may elect one time only to delay the commencement of the Adjustment Periods applicable to such Investor for a single, continuous period not to exceed 60 calendar days. Such notice shall specify the commencement date of the delayed first adjustment period.

(i) Remedies. If the Company fails to deliver the specified number of Adjustment Shares or amount of immediately available funds, as applicable, to an Investor within 3 Trading Days of the date of the Fill-up Closing, and at the place specified in this Section 3, then the Investor may, without reducing its other rights at law or in equity, compel the Company to repurchase all or a part of its Securities (including the number of Adjustment Shares which, without regard to Effective Registration, should have been delivered by the Company) at the applicable Premium Redemption Price (as defined in, and as specified, in the Registration Rights Agreement).

(j) Adjustments. The number of Adjustment Shares shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event so that the Investor receives the same economically equivalent value of Adjustment Shares as it would in the absence of such event.

(k) Miscellaneous. The Adjustment Shares shall upon delivery to the Investor be fully-paid, nonassessable, shares of Common Stock, free and clear of all liens and encumbrances and duly eligible for trading on the Nasdaq National Market System or if the Common Stock is not quoted thereon, on such exchange or market (which for purposes of this Agreement shall mean the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small Cap Market) upon which the Common Stock is principally traded or quoted (in either case, the "Principal Market").

4. Non-Certificated Shares. In lieu of delivering physical certificates representing the Adjustment Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Adjustment Warrant holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Adjustment Shares to the Adjustment Warrant holder by crediting the account of Adjustment Warrant holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

     The term "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the issuance of the Adjustment Shares

6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Adjustment Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Adjustment Warrant or in such name or names as may be directed by the holder of this Adjustment Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Adjustment Warrant, this Adjustment Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Adjustment Warrant certificates or any certificates for the Adjustment Shares other than the issuance of a Adjustment Warrant Certificate to the Investor in connection with the Investor's surrender of a Adjustment Warrant Certificate upon the exercise of less than all of the Adjustment Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Adjustment Warrant.

8. No Rights as Shareholder until Exercise. Subject to Section 13 of this Adjustment Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Adjustment Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Adjustment Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Adjustment Warrant pursuant to Section 3 hereof, the Adjustment Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date of the Notice of Exercise.

9. Assignment and Transfer of Adjustment Warrant. This Adjustment Warrant may be assigned in whole or in part by the surrender of this Adjustment Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Adjustment Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Adjustment Warrant to the effect that the transaction is so exempt.

10. Loss, Theft, Destruction or Mutilation of Adjustment Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Adjustment Warrant or stock certificate representing the Adjustment Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Adjustment Warrant or stock certificate, if mutilated, the Company will make and deliver a new Adjustment Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Adjustment Warrant or stock certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12. Effect of Certain Events. If at any time while this Adjustment Warrant or any portion thereof is outstanding and unexpired there shall be (i) a sale or conveyance of all or substantially all of the Company's assets or (ii) a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Adjustment Warrant shall have the right thereafter to purchase, by exercise of this Adjustment Warrant, the kind and amount of cash, shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Adjustment Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

13.  Adjustments of Exercise Price and Number of Adjustment Warrant Shares.

     The number of and kind of securities purchasable upon exercise of this Adjustment Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Adjustment Warrant subdivide its outstanding securities as to which purchase rights under this Adjustment Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Adjustment Warrant exist, the number of Adjustment Shares as to which this Adjustment Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

(b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Adjustment Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend.

(c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall be increased to equal: (i) the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction,
     (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Adjustment Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. Alternatively, each Investor shall have the option but not the obligation to participate in such distribution on an "on converted" basis without regard to Section 14. For purposes of this Adjustment Warrant, "Fair Market Value" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder.

(d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Adjustment Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Adjustment Warrant to be performed and observed by the Company.

(e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Adjustment Warrant exist into the same or a different number of securities of any other class or classes, then the Adjustment Warrant Holder shall thereafter be entitled to receive upon exercise of this Adjustment Warrant, during the period specified herein, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant at such time been exercised.

(f) Exercise Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to (i) the Company's current or future employee, director or bona fide consultant option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act (ii) strategic corporate alliances not undertaken principally for financing purposes,
     (iii) arrangements with the Investor, or (iv) acquisitions of other entities by the Company) at an effective Exercise Price per share which is less than the Exercise Price then in effect, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Exercise Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

     For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

     The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 13(f), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

14.  9.99% Limitation.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investor upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant) that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"). Each Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of an event of:

          (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction,

          (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power,

          (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions, or

          (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

(b) The Investor covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such Investor will not acquire shares of Common Stock pursuant to any right (including the exercise of the Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

     (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

     minus

     (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

          A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 14 controls in the case of any conflict with any other provision of the Transaction Documents.

          The Company's obligation to issue Shares of Common Stock which would exceed such limits referred to in this Section 14 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

15.  Miscellaneous.

(a) Issue Date; Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS ADJUSTMENT WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS ADJUSTMENT WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS ADJUSTMENT WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE OF CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS ADJUSTMENT WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS ADJUSTMENT WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS ADJUSTMENT WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 15(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Adjustment Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Adjustment Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Adjustment Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Adjustment Warrant shall be deemed to have been given when received.

     A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 15(c).

(d) Severability. Whenever possible, each provision of this Adjustment Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Adjustment Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Adjustment Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Adjustment Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Adjustment Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Adjustment Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Adjustment Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Adjustment Warrant Shares on the exercise of this Adjustment Warrant.

     IN WITNESS WHEREOF, the Company has caused this Adjustment Warrant to be executed by its officers thereunto duly authorized.

Dated: September 1, 2000

                                             PHARMOS CORPORATION


                                             By: ______________________________
                                                 Name:
                                                 Title:
Agreed and Accepted
this 1st day of September, 2000

[NAME OF INVESTOR]


By:____________________________
   Name:
   Title:

                               NOTICE OF EXERCISE


To:  PHARMOS CORPORATION

(1)  The undersigned hereby elects:

     (A) to purchase ________ shares of Common Stock of Pharmos Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

     (B)  in  a  "cashless"  or  "net-issue   exercise"  for,  and  to  purchase
thereunder, ______ shares of Common Stock, and herewith makes payment therefor with _______ Surrendered Shares.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                           -------------------------------

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                           Other Name: ___________________


                                     ------------------------------------------
                                     (Name)


---------------------------          ------------------------------------------
(Date)                               (Signature)


                                     ------------------------------------------
                                     (Address)

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


     FOR VALUE RECEIVED, the foregoing Warrant of Pharmos Corporation and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

____________________________________________________________________________.




____________________________________________________________________________.


                                                       Dated: ______________,


                           Holder's Signature: ______________________________

                           Holder's Address:   ______________________________

                                               ______________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.